Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TigerLogic Corporation:

We consent to the use of our report dated July 11, 2013, with respect to the consolidated balance sheets of TigerLogic Corporation and subsidiaries as of March 31, 2013 and 2012, and the related consolidated statements of comprehensive loss, cash flows, and stockholders’ equity for each of the years in the three-year period ended March 31, 2013, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

July 11, 2013